FOR IMMEDIATE RELEASE

OPAL Fuels Announces Planned Retirement of Co-CEO

WHITE PLAINS, N.Y. – (October 20, 2026) OPAL Fuels (Nasdaq: OPAL), a vertically integrated and nationwide leader in the production and distribution of renewable and compressed natural gas (RNG and CNG) used as transportation fuel for heavy-duty trucking, today announced that Jonathan Maurer plans to retire from his role as Co-Chief Executive Officer on March 31, 2027. Following Mr. Maurer’s retirement, Adam Comora will become the Company’s sole Chief Executive Officer. Mr. Maurer will remain available to the Company in a Senior Advisor role for an appropriate period of time thereafter to support a smooth transition.

Mr. Maurer has been Co-Chief Executive Officer of OPAL Fuels since April 2021, after the company was formed. Prior to that Mr. Maurer was employed by FORTISTAR (OPAL Fuels’ majority shareholder) since October 1998.

“I want to thank Jon for his leadership over these past thirty-seven years” said Mark Comora, Chairman of the Board of OPAL Fuels and President of FORTISTAR. “Jon has been instrumental in building the company and getting us to where we are today. We are grateful for his service and his commitment to ensure a smooth transition. We wish Jon continued success as he transitions to managing his family office in West Palm Beach, Florida and increases his work with the organizations for which he is serving as board director.”

“We have come a long way in building a durable business that has provided reliable power and transportation fuel to our customers across the country while making significant impact in reducing the harmful environmental effects of methane emissions,” said Jonathan Maurer, Co-Chief Executive Officer of OPAL Fuels. “It has been a privilege to help build OPAL Fuels from the initial investment in landfill gas to energy facilities by FORTISTAR in 1996. I am confident that Adam and our talented team are well positioned to lead OPAL Fuels’ next chapter. I look forward to supporting a smooth transition over the coming months.”

“Jon has been an outstanding partner and I am excited for him as he transitions away from his day to day responsibilities at OPAL,” said Adam Comora, Co-Chief Executive Officer of OPAL Fuels. “I am grateful for his friendship and leadership as we built a strong foundation at OPAL Fuels and look forward to continuing the work with the entire OPAL team in our next phase of growth and execution.”

The Company additionally announced that the Board has commenced an executive search for a President, who will report to Adam Comora.

About OPAL Fuels

OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and renewable electricity. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to decarbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the economy, please visit www.opalfuels.com.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the planned leadership transition described herein and the expected timing thereof. You can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or similar terminology. Such forward-looking statements are subject to risks and uncertainties, including the inherent uncertainty associated with leadership and management transitions, the timing and completion of the planned executive transition, and the Company’s ability to retain and recruit key personnel, as well as other risks, uncertainties and factors set forth in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange Commission, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors

Todd Firestone
Vice President, Investor Relations and Corporate Development
(914) 705-4001
investors@opalfuels.com

Media

Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com